UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

October 25, 2022

____________________________

GROWLIFE, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation or Organization)

000-50385 (Commission File Number)		90-0821083 (IRS Employer Identification No.)
11335 NE 122nd Way, Suite 105 Kirkland, WA 98034 (Address of Principal Executive Offices and zip code)

(866) 781-5559

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Convertible Promissory Note

On October 17, 2022, Growlife, Inc. a Delaware corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with 1800 Diagonal Lending LLC, a Virginia limited liability company (the “Investor” or “1800 Diagonal”), pursuant to which the Company sold 1800 Diagonal a convertible promissory note in the principal amount of $88,000 (the “Note”). The Note accrues interest at a rate of 8% per annum (22% upon the occurrence of an event of default) and has a maturity date of October 17, 2023. The 1800 Diagonal Note included an original issue discount of $8,000 and was purchased for an aggregate of $80,000. The Note was funded by the Investor as on October 19, 2022.

The Company has the right to prepay the Note at any time during the first 60 days the Note is outstanding at the rate of 110% of the unpaid principal amount of the note plus interest and during the period beginning on the 61st day extending through the 180th day the Note is outstanding at the rate of 115% of the unpaid principal amount of the note plus interest. The Note may be prepaid after the 180th day following the issuance date if the Investor agrees to such repayment and such terms.

The Investor may in its option, at any time beginning 180 days after the date of the Note, convert the outstanding principal and interest on the Note into shares of our common stock at a conversion price per share equal to 75% of the lowest daily volume weighted average price (“VWAP”) of our common stock during the 15 trading days prior to the date of conversion. We agreed to reserve five times the number of shares of our common stock which may be issuable upon conversion of the Note.

The Note provides for standard and customary events of default such as failing to timely make payments under the Note when due, the failure of the Company to timely comply with the Securities Exchange Act of 1934, as amended, reporting requirements and the failure to maintain a listing on the OTC Markets. The Note also contains customary positive and negative covenants. The Note includes penalties and damages payable to 1800 Diagonal in the event we do not comply with the terms of such note, including in the event we do not issue shares of common stock to the Investor upon conversion of the Note within the time periods set forth therein. At no time may the Note be converted into shares of our common stock if such conversion would result in the Investor, or its affiliates owning an aggregate of more than 4.99% of the then outstanding shares of our common stock.

The description of the Note and Securities Purchase Agreement above is not complete and is qualified in its entirety by the full text of the Note and Securities Purchase Agreement, filed herewith as Exhibits 10.1 and 10.2, respectively, which are incorporated by reference into this Item 1.01.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above in Item 1.01 herein is incorporated by reference into this Item 2.03.

Item 3.02   Unregistered Sales of Equity Securities.

The disclosure included under Item 1.01 above is incorporated by reference to this Item 3.02. The issuances to 1800 Diagonal were exempt from registration under Section 4(a)(2) of the Securities Act of 1933.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.:	Description:
10.1 *	Convertible Promissory Note
10.2 *	Securities Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROWLIFE, INC.

Date: October 25, 2022	/s/ David Dohrmann
	By:	David Dohrmann
	Its:	Chief Executive Officer